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                               LETTER AGREEMENT



FOR $10 AND OTHER GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby accepted and acknowledged, by and between PinkMonkey.com, Inc. ("PinkMonkey.com"), Patrick R. Greene and Houston InterWeb Design, Inc. ("Houston InterWeb"), the parties agree as follows:

     (1) Houston InterWeb hereby agrees to distribute 4,545.4545 shares of Houston InterWeb common stock ("Common Stock") to PinkMonkey.com;

     (2) PinkMonkey.com agrees to distribute the Common Stock to the PinkMonkey.com stockholders;

     (3) the parties hereby mutually agree to set a record date in the future; and

     (4) Houston InterWeb hereby agrees to file a registration statement at its expense, with the Securities and Exchange Commission.

     Houston InterWeb has the full right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement. Houston InterWeb does not need the consent of any third parties to execute this Agreement. This Agreement constitutes a legal and binding obligation of Houston InterWeb, and is valid and enforceable against Houston InterWeb in accordance with its terms.

Dated: July 21, 1998


PINKMONKEY.COM, INC.

By: /s/ Patrick R. Greene
   ---------------------------------------------
   Patrick R. Greene, chief executive officer


HOUSTON INTERWEB DESIGN, INC.

By: /s/ Harry L. White
   ---------------------------------------------
   Harry L. White, President